EXHIBIT 23.01

[Letterhead of Davis and Nick, CPA’s)

Consent of:
Davis and Nick, CPA’s

We consent to the incorporation by reference of our reports dated October 15, 2004, February 16, 2004 and July 1, 2003, filed as exhibits to Argan, Inc.’s Current Report on Form 8-K dated August 31, 2004.

/s/ Davis and Nick, CPA’s

Naples, Florida

November 10, 2004